UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report: March 8, 2019 (Date of earliest event reported)

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in its charter)

001-36895

(Commission

File Number)

Tennessee	20-8839445
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064

(Address of principal executive offices)

615-236-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2019, Richard E. Herrington entered into an Executive Transition Agreement with Franklin Financial Network, Inc. (the “Holding Company”) and Franklin Synergy Bank, a wholly-owned subsidiary of the Holding Company (the “Bank” and, together with the Holding Company, the “Company”), pursuant to which Mr. Herrington retired from his position as an executive officer of the Company and a member of the Board of Directors (the “Board”), in each case effective as of March 8, 2019. Mr. Herrington has also agreed to remain an employee of the Company through September 8, 2019 to provide services to the Company on a transitional basis.

The Executive Transition Agreement provides that Mr. Herrington will receive, in exchange for his release of all potential claims against the Company, a payment of the gross amount of $1,322,018.00. Mr. Herrington also will receive a payment of $661,009.00 pursuant to the terms of his Confidentiality, Non-Competition, and Non-Solicitation Agreement dated as of January 29, 2014, and, pursuant to the terms of his Employment Agreement with the Bank dated as of January 29, 2014, all of his outstanding, unvested equity awards will become fully-vested on September 8, 2019. The foregoing description of the Executive Transition Agreement is qualified in its entirety by reference to the full text of the Executive Transition Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

On March 8, 2019, the Board appointed J. Myers Jones, III to serve as interim Chief Executive Officer of the Company while the Board conducts a search for the Company’s next Chief Executive Officer and appointed Lee Moss to serve as interim President of the Holding Company.

Mr. Jones, age 68, previously served as the Bank’s Executive Vice President and Chief Credit Officer, positions he has held since 2011. Mr. Jones has more than 40 years of local community banking experience, most recently with Cadence Bank in Franklin, Tennessee, where he served as Executive Vice President of Commercial Lending. Prior to his service at Cadence Bank, Mr. Jones served as President and CEO of Franklin National Bank in Franklin, Tennessee, for 13 years prior to Franklin National’s acquisition by Fifth Third Bank. In addition to Franklin National Bank and Cadence Bank, Mr. Jones was instrumental in the success of several other area banks, including Sovran Bank and Commerce Union Bank. Mr. Jones is a graduate of Austin Peay State University in Clarksville, Tennessee and the Herbert V. Prochnow Graduate School of Banking at the University of Wisconsin in Madison, Wisconsin. In addition, Mr. Jones is a graduate of the ABA National Commercial Lending School at the University of Oklahoma.

Mr. Moss, age 67, is President of the Bank and a director of the Bank since July 1, 2014. Mr. Moss was the Chairman and Chief Executive Officer of MidSouth from its inception in 2003 until the Holding Company’s acquisition of MidSouth effective July 1, 2014. He served on MidSouth’s Loan and Executive Committee (Executive Chairman), Trust Committee (Chairman), Executive Leadership Committee (Chairman) and the Asset/Liability Committee. In 1973, Mr. Moss graduated from the University of Tennessee with a Bachelor of Science degree, majoring in Banking. He graduated from the National Commercial Lending School in 1978 and the Graduate School of Banking of the South in 1983. Mr. Moss worked for Valley Fidelity Bank in Knoxville for one year after graduating from the University of Tennessee, and then worked 28 years with Third National Bank/SunTrust Bank in Nashville. He served in numerous leadership capacities in both the Retail and Commercial divisions of the bank, and in January 1995, he moved to Murfreesboro where he served as Regional President, overseeing Rutherford and Wilson Counties. In January 2003, Mr. Moss served as one of the organizers for MidSouth. Since moving to Murfreesboro, Mr. Moss formerly served as Chair of St. Thomas Rutherford Hospital’s Board and currently serves as Chair-Elect of Tennessee Bankers Association, member of Saint Thomas Health Services Board in Nashville, Business Education Partnership Board, and as a Sunday School teacher and Administrative board member for First United Methodist Church. Mr. Moss is a graduate of Leadership Rutherford and Leadership Middle Tennessee.

Neither Mr. Jones nor Mr. Moss has a family relationship with any of the current officers or directors of the Company. There is no currently proposed transaction, and since the beginning of fiscal year 2018 there has not been any transaction, involving the Company and either of Messrs. Jones or Moss which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

On March 8, 2019, the Board elected James W. Cross, IV to serve as the Chairman of the Board to fill the vacancy left by Mr. Herrington’s departure. Mr. Cross joined the Company’s Boards in 2009. There are no arrangements or understandings between Mr. Cross and any other person pursuant to which he was selected as a director. There is no currently proposed transaction, and since the beginning of fiscal year 2018 there has not been any transaction, involving the Company and Mr. Cross which was a related person transaction within the meaning of Item 404(a) of Regulation S-K. As of the filing of this Current Report on Form 8-K, the Board has not determined the committee assignments for Mr. Cross. The Company will provide the foregoing information by filing an amendment to this Report after the information is determined or becomes available.

On March 8, 2019, Kevin A. Herrington notified the Holding Company and the Bank that he is resigning from his position as Executive Vice President and Chief Operating Officer of the Bank, effective as of March 8, 2019. Mr. Herrington has also agreed to remain an employee of the Company through September 8, 2019 to provide services to the Company on a transitional basis.

On March 8, 2019, the Board appointed Terry Howell, age 61, as interim Chief Operating Officer of the Bank. Mr. Howell will remain the Holding Company’s Executive Vice President, Corporate Risk Officer, a position he has held since November 2016. Howell joined the Company in June 2016 from Civic Bank & Trust, where he served as Chief Operating Officer since 2015. Prior to that, Mr. Howell served as Chief Operating Officer for Red River Bank in central Louisiana for five years. Mr. Howell received a BSBA degree from the University of Tennessee and an Executive MBA from the Fogelman College of Business and Economics, University of Memphis. He has more than thirty years of financial industry experience. Mr. Howell does not have a family relationship with any of the current officers or directors of the Company. There is no currently proposed transaction, and since the beginning of fiscal year 2018 there has not been any transaction, involving the Company and Mr. Howell which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

On March 8, 2019, the Board appointed Eddie Maynard, age 43, as Chief Credit Officer of the Bank. Mr. Maynard joined the Company in January 2008 from Colonial Bank where he served as a Vice President, head of the Nashville LPO. Prior to that he worked for Franklin National Bank from 1998-2006 and transitioned over to Fifth Third Bank upon its acquisition. Mr. Maynard received a BSBA degree from West Virginia University. He also graduated from the Graduate School of Banking at Louisiana State University. He has more than twenty years of financial industry experience. Mr. Maynard does not have a family relationship with any of the current officers or directors of the Company. There is no currently proposed transaction, and since the beginning of fiscal year 2018 there has not been any transaction, involving the Company and Mr. Maynard which was a related person transaction within the meaning of Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On March 8, 2019, the Company issued a press release with respect to the foregoing matters, a copy of which is attached hereto as Exhibit 99.1.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Executive Transition Agreement dated March 8, 2019 between Franklin Financial Network, Inc., Franklin Synergy Bank and Richard E. Herrington.

99.1	Press Release dated March 8, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL NETWORK, INC.

Date: March 8, 2019	/s/ Christopher J. Black
Christopher J. Black Executive Vice President and Chief Financial Officer